EXHIBIT (xiv)

                         KULICKE & SOFFA INDUSTRIES INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN

               (AS AMENDED AND RESTATED EFFECTIVE OCTOBER 1, 1999)
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                                TABLE OF CONTENTS

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ARTICLE 1    DEFINITIONS.....................................................1

ARTICLE 2    PARTICIPATION IN THE PLAN.......................................4
      2.1    Plan Participation..............................................4
      2.2    Procedure For and Effect of Election to Participate.............4
      2.3    Cessation of Participation......................................4

ARTICLE 3    PLAN ALLOCATIONS AND VESTING....................................5
      3.1    Deferral Allocations............................................5
      3.2    Rules Governing Deferral Allocations............................5
      3.3    Vesting.........................................................5

ARTICLE 4    PARTICIPANTS' ACCOUNTS..........................................6
      4.1    Establishment of Accounts.......................................6
      4.2    Benefit Allocation..............................................6
      4.3    Irrevocable Allocation..........................................6
      4.4    Suballocation Within the Education Account......................6
      4.5    Investment......................................................6

ARTICLE 5    BENEFITS........................................................7
      5.1    Retirement Account..............................................7
      5.2    Education Account...............................................9
      5.3    Fixed Period Account...........................................10
      5.4    Postretirement Health Care Account.............................11
      5.5    Beneficiary Designation........................................13
      5.6    Distribution Upon Change in Control or Special Circumstance....13
      5.7    Tax Withholding................................................13
      5.8    No Right of Set-Off............................................13

ARTICLE 6    ADMINISTRATION.................................................13
      6.1    Appointment of Plan Administrator..............................13
      6.2    Plan Administrator's Responsibilities..........................13
      6.3    Records and Accounts; Statements to Participants...............14
      6.4    Plan Administrator's Specific Powers and Duties................14
      6.5    Employer's Responsibility to Plan Administrator................14
      6.6    Liability......................................................15


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                                TABLE OF CONTENTS
                                  (continued)
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      6.7    Payment of Expenses............................................15
      6.8    Indemnity of Plan Administrator................................15

ARTICLE 7    CLAIMS PROCEDURE...............................................15
      7.1    Claim and Review...............................................15
      7.2    Right to Sue; Payment of Attorneys' Fees.......................16

ARTICLE 8    AMENDMENT AND TERMINATION......................................16
      8.1    Plan Amendment.................................................16
      8.2    No Premature Distribution......................................16
      8.3    Termination of the Plan........................................16

ARTICLE 9    MISCELLANEOUS..................................................17
      9.1    Supplemental Benefits..........................................17
      9.2    Governing Law..................................................17
      9.3    Jurisdiction...................................................17
      9.4    No Assignment Permitted........................................17
      9.5    Binding Terms..................................................17
      9.6    Spendthrift Provision..........................................17
      9.7    Headings.......................................................17
      9.8    Rules of Interpretation........................................17
      9.9    No Continued Employment........................................17
      9.10   Limitation of Rights...........................................17
      9.11   Severability...................................................18


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                         KULICKE & SOFFA INDUSTRIES INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

      WHEREAS, Kulicke & Soffa Industries Inc. (the "Company") established the Kulicke & Soffa Industries Inc. Officers' Deferred Compensation Plan (the "Plan") effective October 1, 1994, for the benefit of its eligible officers;

      WHEREAS, in Section 8.1 of the Plan, the Company reserved the right to amend the Plan at any time, subject to certain inapplicable limitations; and

      WHEREAS, the Company desires to amend the Plan to (i) incorporate Amendment No. 1 to the Plan; (ii) expand coverage to employees of the Company and its participating affiliates who are classified as "Directors"; (iii) change the name of the Plan to the "Kulicke & Soffa Industries Inc. Executive Deferred Compensation Plan"; (iv) expand participants' investment options under the Plan; and (v) to make certain other changes.

      NOW, THEREFORE, effective October 1, 1999 (except where other effective dates are specifically provided), the Plan is hereby amended and restated as follows:

                                    ARTICLE 1

                                   DEFINITIONS

1.1 Account means a recordkeeping source by which Plan benefits are measured, consisting of the Participant's Deferral Allocations adjusted to reflect the investment return thereon provided for in Section 4.5. The specific Accounts under this Plan are listed in Section 4.1.

1.2   Base Compensation means an Eligible Employee's base salary,

A. including Deferral Contributions made hereunder the source of which is Base Compensation and any pretax elective deferrals to any Employer-sponsored plan which includes either a qualified cash or deferred arrangement under Section 401(k) of the Code or a cafeteria plan under section 125 of the Code; and

B. excluding Incentive Compensation, stock options, stock purchase plan benefits, Deferral Contributions the source of which is Incentive Compensation and all other forms of remuneration or reimbursement.

1.3 Beneficiary means the person, persons, trust or other entity a Participant designates by written revocable designation filed with the Plan Administrator to receive payments in the event of his or her death.

1.4   Board of Directors means the Board of Directors of K&S.

1.5   Change in Control means the occurrence of either of the following events:

A. An acquisition (other than directly from K&S) of any voting securities of K&S ("Voting Securities") by any "Person" (as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of the combined voting power of all then outstanding Voting Securities, provided, however, that any such acquisition approved by two-thirds of the Continuing Directors (as hereinafter defined) shall not be deemed to be a Change in Control.

B. The individuals who, as of October 11, 1994, are members of the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board of Directors; provided, however, that if the election, or nomination for election by the shareholders, of any new director was approved by a vote of at least


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      two-thirds of the members of the Board of Directors who constitute
      Incumbent Board members, such new directors shall for all purposes be considered as members of the Incumbent Board as of October 11, 1994; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

1.6 Code means the Internal Revenue Code of 1986, as amended, and the same as may be amended from time to time.

1.7   Compensation means the sum of the Participant's

A.    Base Compensation; and

B.    Incentive Compensation.

1.8 Deferral Agreement means a written agreement between a Participant and the Employer whereby a Participant agrees to defer a portion of his or her Compensation and the Employer agrees to provide Plan benefits.

1.9   Deferral Allocations means the elective deferrals described in Section
      3.1.

1.10 Determination Date means such date or dates as may be selected by the Plan Administrator including March 31, June 30, September 30 and December 31 of each calendar year and, for each Participant, his or her date of death, Retirement, Disability or other termination of employment.

1.11 Disability means an illness or injury which entitles the Participant to receive a benefit under the Employer's long-term disability plan. In the event that no such plan is in effect, "Disability" shall mean an illness or injury which, in the sole discretion of the Plan Administrator, will prevent the individual from performing the duties of his or her position.

1.12 Effective Date of this amendment and restatement of the Plan means October 1, 1999, unless otherwise indicated. The original effective date of the Plan was October 1, 1994.

1.13 Eligible Dependent means an individual who is a child, stepchild, grandchild, niece or nephew, or who is otherwise identified as a dependent of a Participant for purposes of the Code who is living at any time throughout the Enrollment Period and who is either younger than age 15 or younger than age 18 but for whom a subaccount was initially established pursuant to Section 4.4 prior to his or her attaining age 15.

1.14 Eligible Employee means (i) an elected officer of the Employer who is paid on a United States payroll; or (ii) an employee of the Employer who is classified as a "Director" and who is paid on a United States payroll.

1.15 Employer means K&S and any successor thereto, and for purposes of determining eligibility to participate in the Plan, any affiliated company which is a member of a controlled group of corporations within the meaning of section 1563(a) of the Code with K&S which adopts this Plan with consent of K&S.

1.16 Enrollment Period means the 30-day period which ends prior to the first day of a Plan Year and, with respect to an executive who becomes eligible for participation effective as of any date other than the first day of a Plan Year, the 30-day period immediately following the date on which he or she becomes an Eligible Employee.

1.17 Incentive Compensation means any cash remuneration paid to an Eligible Employee, excluding Base Compensation, as a specific incentive or award, including Deferral Contributions the source of which is Incentive Compensation.


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1.18  K&S means Kulicke & Soffa Industries Inc., a Pennsylvania corporation.

1.19 Participant means any Eligible Employee who has elected to participate in the Plan.

1.20 Plan means the Kulicke & Soffa Industries Inc. Executive Deferred Compensation Plan (formerly the Kulicke & Soffa Industries Inc. Officers' Deferred Compensation Plan), as amended and restated in this instrument, and the same as may be amended from time to time.

1.21 Plan Administrator means the Compensation Committee of the Board of Directors.

1.22 Plan Year means each twelve-consecutive month period beginning on October 1 and ending on the following September 30. The first Plan Year shall be October 1, 1994 through September 30, 1995.

1.23 Retirement means a Participant's severance from service after attaining age 55.

1.24 Special Circumstance means, effective September 18, 1998, the reporting by K&S of consolidated losses equal to or in excess of $50,000,000, over a measuring period not exceeding two fiscal years of K&S (beginning with a fiscal year in which a loss for the year is reported). A Special Circumstance shall be deemed to occur on the date on which K&S makes an announcement of quarterly or annual earnings showing consolidated losses, which together with losses reported previously during the measuring period, equal or exceed such $50,000,000 amount.

                                   ARTICLE 2

                            PARTICIPATION IN THE PLAN

2.1 Plan Participation. Any Eligible Employee may become a Participant as soon as administratively possible following his or her qualification as an Eligible Employee.

2.2 Procedure For and Effect of Election to Participate. Each Eligible Employee who desires to participate in this Plan shall complete such forms and provide such data as are reasonably required by the Employer during the applicable Enrollment Period. By becoming a Participant, an Eligible Employee shall be deemed to have agreed to the provisions of this Plan and all amendments hereto.

2.3 Cessation of Participation. A Participant shall cease to be an active participant on the earlier of A. and B., subject to C.:

A.    the date on which the Plan terminates, or

B. the date on which he or she ceases to be an Eligible Employee; provided, however, that participation of any Eligible Employee who subsequently becomes ineligible but retains a Plan Account shall be determined in accordance with Subsection C.

C. Notwithstanding the foregoing, a former active Participant who retains a Plan Account shall be deemed a Participant for all purposes except that no additional Deferral Allocations shall be allocated to such Account.


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                                   ARTICLE 3

                          PLAN ALLOCATIONS AND VESTING

3.1   Deferral Allocations.

A.    Each Participant may authorize the Employer to reduce his or her

1. Base Compensation thereafter payable in the Plan Year to which the Deferral Agreement relates by any fixed percentage ("Base Deferral Rate") for such Plan Year up to a maximum of 25% of his or her total Base Compensation payable in such Plan Year, and

2. Incentive Compensation by any fixed percentage ("Incentive Deferral Rate") for such Plan Year up to a maximum of 100% of such Incentive Compensation,

                  and to have a corresponding amount credited to his or her Accounts, in accordance with Section 4.2, by filing a Deferral Agreement with the Plan Administrator during his or her initial Enrollment Period or any subsequent Enrollment Period preceding the Plan Year during which such Compensation shall be earned.

                  The deferral shall be made from Base Compensation or Incentive Compensation, or both, as the Participant shall specify.

B. Notwithstanding the foregoing, a Participant may not make contributions to this Plan during any period for which contributions must be suspended in accordance with regulation section 1.401(k)-1(d)(2)(iii)(B)(3) of the Code, as a condition of the Participant's receipt of a hardship withdrawal from his or her Employer's qualified retirement plan.

3.2   Rules Governing Deferral Allocations.

A. Each deferral election made in accordance with Section 3.1 shall be irrevocable.

B. The amount that a Participant elects to defer shall be credited to the Participant's Accounts as soon as practicable, but no longer than 30 days following the date on which the Participant would have been paid the deferral.

3.3 Vesting. A Participant's interest in his or her Accounts shall be fully vested and nonforfeitable at all times, subject to the limitations of
      Section 9.10 hereof.

                                   ARTICLE 4

                             PARTICIPANTS' ACCOUNTS

4.1 Establishment of Accounts. The following Accounts shall be established with respect to each Participant:

A.    Retirement Account,

B.    Education Account,

C.    Fixed Period Account, and

D.    Postretirement Health Care Account.


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4.2   Benefit Allocation. Each Participant shall submit to the Plan
      Administrator before the close of the Enrollment Period for each Plan Year a written statement specifying the Participant's allocation of anticipated contributions to his or her Accounts.

4.3 Irrevocable Allocation. An Eligible Employee may not amend or revoke his or her allocation to Accounts (in accordance with Section 4.2) for a Plan Year after the end of the Enrollment Period for such Plan Year.

4.4 Suballocation Within the Education Account. If a Participant allocates a portion of his or her anticipated contributions to his or her Education Account, the Participant may further allocate among subaccounts on behalf of up to a maximum of five Eligible Dependents. In the absence of such suballocation, all contributions to the Participant's Education Account shall be equally allocated to the Participant's Eligible Dependents.

4.5   Investment

A. General Rule. Participants may direct, in accordance with procedures adopted by the Plan Administrator, that their Deferral Allocations and amounts already allocated to their Accounts be deemed to be invested in shares of one or more mutual funds (with regard to fluctuations in the market value of such mutual fund shares) made available under the Plan. The mutual funds that will be available from time to time under the Plan for this purpose will be selected by a committee appointed by K&S and will be communicated to Participants by the Plan Administrator or its representative.

B. Special Rule for Participants as of September 30, 1999. Alternatively, Participants with Account balances as of September 30, 1999, may direct that their Deferral Allocations, as well as amounts already allocated to their Accounts, be credited with interest monthly at the interest rate actually earned on the taxable portion of K&S's investment portfolio (without regard to fluctuations in the market value of such investment portfolio). (This investment option shall hereafter be referred to as the "interest-bearing account.") However, such a Participant may not divide his or her Deferral Allocations and amounts already credited to his or her Accounts among mutual funds and the interest-bearing account. Further, if such a Participant elects to invest in mutual funds, he or she will not thereafter be able to invest future Deferral Allocations or reinvest amounts already credited to his or her Accounts in the interest-bearing account.

C. Investment Changes. Participants may change their investment directions with respect to future Deferral Allocations and amounts already allocated to their Accounts as of the beginning of any calendar quarter in accordance with procedures adopted by the Plan Administrator.

D. Employer's Obligation. Notwithstanding the foregoing, the Employer shall not be required to actually invest any assets in accordance with Participants' investment directions. However, benefits are payable as they become due whether or not the Employer makes any investments to meet its obligations.

                                   ARTICLE 5

                                    BENEFITS

5.1   Retirement Account.

A.    Payment of Benefit

                  If the employment of a Participant with a Retirement Account is terminated for any reason, whether by the Participant or by the Employer, the Employer shall pay him or her a benefit in the form and amount determined under Subsections B and C based on the value of his or her Retirement Account at such Retirement, Disability, death or other termination of employment. If the Participant is deceased, the benefit shall be paid to his or her Beneficiary.


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B.    Form of Payment

1. Upon the Participant's Retirement, Disability or death, payment of the benefit from his or her Retirement Account shall begin within 30 days after the applicable event.

                  A Participant shall elect, in accordance with Subsection D, one of the following payment options for payments under this Subsection B.1:

                  (i) substantially equal annual installments for a fixed period of up to 10 years; or

                  (ii)  lump sum.

2. Upon the Participant's termination of employment for any reason other than Retirement, Disability or death, payment of the benefit shall begin within 30 days after such termination of employment.

                  A Participant shall elect, in accordance with Subsection D, one of the following payment options for payments under this Subsection B.2:

                  (i) substantially equal annual installments for a fixed period of up to 5 years; or

                  (ii)  lump sum.

3. Notwithstanding any provision to the contrary, if a Participant's Retirement Account has a value less than $10,000 at the time benefits are to commence, then the Participant's benefit shall be paid as a lump sum as soon as administratively feasible following the Participant's termination of employment for any reason.

C.    Determination of Benefits

1. In the event that the Participant's benefits are distributed in a single lump sum in accordance with Subsection B.1(ii) or B.2(ii) or B.3, he or she shall receive a single lump sum equal to the total value of his or her Retirement Account determined as of his or her Determination Date.

2. In the event that the Participant's benefits are distributed over a fixed period of up to 10 years in accordance with Subsection B.1(i) or a fixed period of up to 5 years in accordance with Subsection B.1(ii), the

                  (i) amount of the first payment shall be determined by multiplying the value of the Participant's Retirement Account as of his or her Determination Date by a fraction,

                        (a) the denominator of which equals the number of years over which the benefits are to be paid; and

                        (b)   the numerator of which is one, and the

                  (ii) amounts of the payments for each succeeding year shall be determined by multiplying the value of the Participant's Retirement Account as of the applicable anniversary of his or her Determination Date by a fraction,

                        (a) the denominator of which equals the number of remaining years over which the benefits are to be paid; and

                        (b)   the numerator of which is one.


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D.    Election of Form of Benefit Payment

1. A Participant shall elect the form in which his or her benefits are payable in accordance with Subsection 5.1.B. Separate elections shall be made with respect to the form in which benefits shall be distributed upon the occurrence of the following events:

                  (i)   Retirement;

                  (ii)  Disability;

                  (iii) death; and

                  (iv) termination of employment for any reason other than Retirement, Disability or death.

                  Such elections must be made when the Participant makes his or her initial election to participate in the Plan.

2. Notwithstanding the foregoing, the Participant may elect to change the form(s) elected in accordance with Subsection 1, provided such new election shall apply only to Deferral Allocations in Plan Years beginning after the receipt by the Plan Administrator of the change in form(s) election, and shall not modify the form(s) of payment with respect to amounts attributable to any Deferral Allocations for prior Plan Years.

3. Any election made pursuant to this Article shall be made on forms and in the manner prescribed by the Plan Administrator and shall be irrevocable, except as provided in Subsection 2.

5.2   Education Account.

A. If a Participant with an Education Account remains continuously employed by the Employer until January 1 of the calendar year in which an Eligible Dependent attains age 18, the Employer shall pay to the Participant a benefit, within 30 days after such January 1 and each of the next three anniversaries thereof (the four-year payment method) or each of the next five anniversaries thereof (the six-year payment method), as elected by the Participant, determined by applying the applicable percentage from the appropriate schedule below to the value of the Eligible Dependent's Subaccount as of the date of distribution:

                            Four-Year Payment Method

                   January 1st            Percentage of Eligible
                      Year                 Dependent Subaccount

                        1                            25%
                        2                        33-1/3%
                        3                            50%
                        4                           100%


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                             Six-Year Payment Method

                   January 1st            Percentage of Eligible
                      Year                 Dependent Subaccount

                        1                        16-2/3%
                        2                            20%
                        3                            25%
                        4                        33-1/3%
                        5                            50%
                        6                           100%

B. If a Participant terminates his or her employment for any reason other than Retirement with a balance in his or her Education Account, such balance shall be transferred to his or her Retirement Account and distributed in accordance with Section 5.1.

C. Notwithstanding any provision to the contrary, if an Eligible Dependent's subaccount has a balance of less than $10,000 on the January 1 of the calendar year in which such Eligible Dependent attains age 18, then the balance shall be paid to the Participant in one lump sum.

5.3   Fixed Period Account.

A. A benefit equal to the value of a Participant's Fixed Period Account shall be paid to the Participant, or commence to be paid, within 30 days after the first day of the month specified by the Participant in his or her election pursuant to Subsection 5.3.B.

B. If a Participant elects, pursuant to Section 4.2, that all or a portion of his or her Deferral Allocations shall be credited to his or her Fixed Period Account, he or she shall specify in such election the month and year in which the Fixed Period Account shall be paid, or commence to be paid. The Participant shall also elect one of the following payment options for payments of his or her Fixed Income Account:

                        (i) substantially equal annual installment for a fixed period of up to five years; or

                        (ii)  lump sum.

                  If the Participant elects installment payments, the amount of each installment shall be determined pursuant to Section 5.1.C.2. A Participant may change the form of benefit payments elected only as provided in Section 5.1.D.2.

C. If a Participant's employment terminates for any reason and the Participant has a balance in his or her Fixed Period Account, the balance shall be transferred to his or her Retirement Account and distributed in accordance with Section 5.1.

5.4   Postretirement Health Care Account.

A. Supplemental benefits hereunder shall take the form of reimbursement by the Employer for Medical Expenses incurred by a Participant and his or her spouse after having attained age 55 and having terminated employment with the Employer, or after having terminated his or her employment as a result of a Disability regardless of age.

B. A Participant shall be entitled to benefits hereunder in an amount which does not exceed the balance in his or her Postretirement Health Care Account.

C. As used herein, "Medical Expense" shall mean any amount paid or incurred that is a "medical care expense" as that term is used in Section 105(b) of the Code. The Plan Administrator shall determine whether any


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      amount constitutes a Medical Expense that qualifies for reimbursement hereunder. A Medical Expense shall be considered incurred when the goods and services giving rise to such Medical Expense are provided, irrespective of when such Medical Expenses are billed to the Participant.

D. A Participant desiring to receive reimbursement from the Postretirement Health Care Account shall submit a written application to the Plan Administrator, in accordance with rules and regulations as the Plan Administrator may specify. Such request for reimbursement shall state:

1. the amount of the Medical Expense for which the reimbursement is requested;

2.    the purpose of the Medical Expense;

3. a designation of whether the Medical Expense was incurred on behalf of the Participant or the Participant's spouse;

4. the name of the person, organization or other provider to whom the Medical Expense was or is to be paid;

5.    the date on which the Medical Expense was incurred; and

6. that the Participant has not been reimbursed for the Medical Expense by insurance or otherwise.

E. Medical Expense reimbursement under this Plan shall be considered excess medical coverage over and above any and all coverage obtained elsewhere. Medical Expense reimbursement shall be provided only in the event and to the extent not provided for under any insurance policy or any other plan of the Employer or another employer, or under federal or state law. In the event that there is such a policy, plan or law in effect providing for such Medical Expense reimbursement in whole or in part, then to the extent of the coverage under such policy, plan or law, the Employer shall be relieved of any and all liability hereunder.

F. If a Participant shall die while an active Employee of the Employer and while having a balance in his or her Postretirement Health Care Account, said balance shall be transferred to his or her Retirement Account and distributed to the Participant's Beneficiary in accordance with Section 5.1.

G. If a Participant shall die after having terminated employment and while having a balance in his or her Postretirement Health Care Account, the account shall be maintained on behalf of the Participant's surviving spouse, if any. In the event the Participant is not survived by a spouse, or if the Participant's surviving spouse shall die while a balance remains in his or her Postretirement Health Care Account said balance shall be payable in a lump sum to Participant's Beneficiary as soon as administratively practicable.

H. Notwithstanding any provision to the contrary, if at the time a Participant terminates employment for

1. reasons of Retirement, Disability or death, such Participant's Postretirement Health Care Account has a balance less than $10,000, said balance shall be transferred to his or her Retirement Account and distributed to the Participant, or Beneficiary, if applicable, in accordance with Section 5.1.

2. any reason other than Retirement, Disability or death, such Participant's Postretirement Health Care Account shall be transferred to his or her Retirement Account and distributed to the Participant, or Beneficiary, if applicable, in accordance with Section 5.1.

5.5   Beneficiary Designation.

A. Each Participant, upon becoming eligible for participation in the Plan, may designate a Beneficiary or Beneficiaries to receive the benefits payable in the event of his or her death, and designate a successor Beneficiary or Beneficiaries to receive any benefits payable in the event of the death of any other Beneficiary.


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

B. A Participant may change his or her Beneficiary or Beneficiaries at any time. All Beneficiary designations and changes shall be made on an appropriate form as designated by the Plan Administrator and filed with the Plan Administrator.

C. If no person shall be designated by the Participant, or if the designated Beneficiary or Beneficiaries shall not survive the Participant, payment of his or her interest shall be made to the Participant's estate.

5.6 Distribution Upon Change in Control or Special Circumstance. Upon the occurrence of a Change in Control or a Special Circumstance, the Employer shall pay to each Participant, within 30 days after the event has occurred, a single lump sum equal to the total value of all Accounts of the Participant, valued as of the end of the month immediately preceding such payment.

5.7 Tax Withholding. To the extent required by the law, the Employer shall withhold or cause to be withheld taxes from payments made under this Plan.

5.8 No Right of Set-Off. The Employer shall not have the right to set-off against benefits payable to a Participant pursuant to this Plan any amounts owing, or alleged to be owing, by the Participant to the Employer.

                                   ARTICLE 6

                                 ADMINISTRATION

6.1 Appointment of Plan Administrator. The Compensation Committee of the Board of Directors shall serve as Plan Administrator.

6.2 Plan Administrator's Responsibilities. The Plan Administrator is responsible for the overall administration of the Plan. The Plan Administrator may appoint other persons or entities to perform any of its fiduciary functions. Such appointment shall be made and accepted by the appointee in writing. The Plan Administrator and any such appointee may employ advisors and other persons necessary or convenient to help him or her carry out his or her duties, including his or her fiduciary duties. The Plan Administrator shall have the right to remove any such appointee from his or her position. Any person, group of persons or entity may serve in more than one fiduciary capacity.

6.3 Records and Accounts; Statements to Participants. The Plan Administrator shall maintain or shall cause to be maintained accurate and detailed records and accounts of Participants and of their rights under the Plan, and of all investments, receipts, disbursements and other transactions. Such accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by the Employer and by persons designated thereby, and by a Participant with respect to his or her individual records and accounts.

            The Employer shall provide to each Participant, not later than 30 days after the end of each calendar quarter, a statement showing the amounts credited to each of the Participant's Accounts at the beginning of the quarter, additional Deferral Contributions to the Accounts during the quarter, and interest credited to the Accounts in accordance with Section 4.5.

6.4 Plan Administrator's Specific Powers and Duties. In addition to any powers, rights and duties set forth elsewhere in the Plan, the Plan Administrator shall have the following powers and duties:

A.    to adopt rules and regulations consistent with the provisions of the Plan;

B. to enforce the Plan in accordance with its terms and any rules and regulations it establishes;

C. to maintain records concerning the Plan sufficient to prepare reports, returns and other information required by the Plan or by law;

D. to construe and interpret the Plan in its sole discretion and to resolve all questions, including questions involving the entitlement to benefits, arising under the Plan;

E. to direct the Employer to pay benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan; and

F. to be responsible for the preparation, filing and disclosure on behalf of the Plan of such documents and reports as are required by any applicable federal or state law.

6.5 Employer's Responsibility to Plan Administrator. The Employer shall furnish the Plan Administrator such data and information as it may require. The records of the Employer shall be determinative of each Participant's period of employment, termination of employment and the reason therefor, leave of absence, reemployment, years of service, personal data, and compensation reductions. Participants and their Beneficiaries shall furnish to the Plan Administrator such evidence, data, or information, and execute such documents, as the Plan Administrator requests.

6.6 Liability. Neither the Plan Administrator nor the Employer shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to its own fraud or willful misconduct; nor shall the Employer be liable to any person for such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of the Employer.

6.7 Payment of Expenses. All expenses of the Plan Administrator incurred in the operation or administration of this Plan shall be paid by the Employer.

6.8 Indemnity of Plan Administrator. The Employer shall indemnify the Plan Administrator or any individual who is a delegate against any and all claims, loss, damage, expense or liability arising from any action or failure to act, except when due to gross negligence or willful misconduct. The Employer may purchase errors and omissions insurance, the proceeds from which may be used for any such indemnification.

                                   ARTICLE 7

                                CLAIMS PROCEDURE

7.1 Claim and Review. If a Participant or Beneficiary is denied all or a portion of an expected Plan benefit for any reason, he or she must file a written notification of his or her claim with the Plan Administrator. The Plan Administrator shall notify the Participant or Beneficiary within 30 days of allowance or denial of the claim. If the Plan Administrator fails to notify the claimant of its decision to grant or deny the claim within the 30-day period, such claim shall be deemed to have been conclusively denied.

            The notice provided by the Plan Administrator under this Section shall be in writing, sent by mail to the Participant's last known address and, if a denial, must contain the following information:

A.    the specific reasons for the denial;

B. the specific reference to the pertinent Plan provision on which the denial is based;

C. if applicable, a description of any additional information or material necessary to perfect the claim, and an explanation of why such information or material is necessary; and

D. an explanation of the Participant's right to seek a court review of the denial of the claim.

7.2 Right to Sue; Payment of Attorneys' Fees. If the Plan Administrator denies a claim filed with it in accordance with Section 7.1, a Participant or Beneficiary may then commence an action against the Employer, the Plan and the Plan Administrator, or any of them separately, in a court of competent jurisdiction, for appropriate relief. If, after such court action has commenced, the Employer pays, or is required to pay (whether by court order, mutual agreement, or otherwise) all or any part of the benefits claimed by the Participant or Beneficiary, the Employer shall pay the full amount of the attorneys' fees incurred by the Participant or Beneficiary in prosecuting such court action, together with all costs and disbursements related thereto.

                                   ARTICLE 8

                            AMENDMENT AND TERMINATION

8.1 Plan Amendment. The Plan may be amended or otherwise modified, in whole or in part, either retroactively or prospectively, by written resolution of the Board of Directors, provided that no amendment or modification shall, without the consent of the Participant, reduce the then balance in any Account of any Participant, reduce the amount of interest to be thereafter credited to any such Account under Section 4.5, divest any then vested interest in any Account balance, create any vesting requirement for Deferral Allocations or for the investment return thereafter to be credited on any then existing Account balance, deprive any Participant of the right to attorneys' fees under Section 7.2, permit any set-off by the Employer against benefits payable hereunder or otherwise adversely affect the rights of a Participant with respect to amounts credited to his or her Account.

8.2 No Premature Distribution. Subject to Section 8.3, no amendment hereto shall permit amounts accumulated prior to the amendment to be paid to a Participant or Beneficiary prior to the time he or she would otherwise be entitled thereto.

8.3 Termination of the Plan. K&S reserves the right to terminate the Plan and/or the Deferral Agreement pertaining to any Participant at any time prior to the commencement of benefits by written resolution of its Board of Directors. In the event of the termination of the Plan, the Employer shall, within 30 days after such termination, pay a single lump sum to each Participant or the Beneficiary of any deceased Participant, in lieu of other benefits hereunder, equal to the total value of all of the Participant's Accounts, valued as of the end of the month immediately preceding such payment.

                                   ARTICLE 9

                                  MISCELLANEOUS

9.1 Supplemental Benefits. The benefits provided for the Participants under this Plan are in addition to benefits provided by any other plan or program of the Employer and, except as otherwise expressly provided herein, the benefits of this Plan shall supplement and shall not supersede any plan or agreement between the Employer and any Participant or any provisions contained herein.

9.2 Governing Law. The Plan shall be governed and construed under the laws of the Commonwealth of Pennsylvania as in effect at the time of its adoption.

9.3 Jurisdiction. The federal and state courts in the Commonwealth of Pennsylvania shall have exclusive jurisdiction in any or all actions arising under this Plan.

9.4 No Assignment Permitted. No Participant, Beneficiary or heir shall have any right to commute, sell, transfer, assign or otherwise convey the right to receive any payment under the terms of this Plan. Any such attempted assignment shall be considered null and void.

9.5 Binding Terms. The terms of this Plan shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators and successors.

9.6 Spendthrift Provision. Neither the interest of any Participant or Beneficiary or other person herein nor any such person's right to payments hereunder shall be subject in any manner to anticipation, voluntary or involuntary alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors (including the Employer) of the Participant, Beneficiary or other person.

9.7 Headings. All headings preceding the text of the several Sections hereof are inserted solely for reference and shall not constitute a part of this Plan, nor affect its meaning, construction or effect.

9.8 Rules of Interpretation. Where appropriate, words in the masculine gender shall include the feminine and neuter genders, and singular words shall include the plural, where appropriate.

9.9 No Continued Employment. Nothing in this Plan shall require the Employer to retain any Participant in its service.

9.10 Limitation of Rights. To the extent a Participant or any Beneficiary or other person acquires a right to receive payments from the Employer under this Plan, such rights shall be the same as those of other general unsecured creditors of the Employer. The Plan constitutes a mere promise by the Employer to make benefit payments in the future. It is the intention of the Employer, and each Participant by virtue of his or her participation herein confirms that it is also his or her intention, that the arrangements for future payments provided for herein are, and are to remain, unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the establishment of the Plan, nor any modification thereof, nor the creation of an account, nor the payment of any benefits shall be construed as giving any Participant, Beneficiary, or any other person whomsoever, any legal or equitable right against the Employer or the Plan Administrator unless such right shall be specifically provided for in the Plan; or as giving any Participant the right to be retained in the service of the Employer, and all Participants and other employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

9.11 Severability. Should any provision of the Plan or any regulations adopted thereunder be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions or regulations unless such invalidity shall render impossible or impractical the functioning of the Plan and, in such case, the appropriate parties shall immediately adopt a new provision or regulation to take the place of the one held illegal or invalid.

                                    KULICKE & SOFFA INDUSTRIES INC.
Attest:


____________________________        By:______________________________

[CORPORATE SEAL]


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